Exhibit 3(i)


                 CUMMINS INC., AND SUBSIDIARIES
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                          EXHIBIT 3(i)
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     ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION
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The text of Article I of the Restated Articles of Incorporation is amended to read as follows:

          "The name of the Corporation is Cummins Inc."